Silvaco Reports Fourth Quarter and Full-Year 2025 Financial Results

-- Secured second artificial intelligence-driven machine learning (AI/ML) FTCO™ customer, driving revenue above high end of guided range --
-- Executing cost reduction strategies ahead of expectations, resulting in operating expenses below midpoint of guided range --
-- Q4’25 operating loss less than anticipated and cash burn, excluding one-time items, to reduce dramatically in Q1’26 --

SANTA CLARA, Calif. – March 12, 2026 (GLOBE NEWSWIRE) -- Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software, and SIP solutions that enable innovative semiconductor design and digital twin modeling through AI software and innovation, today announced its fourth quarter and full year 2025 results.

“Silvaco’s turnaround strategy is off to a strong start,” said Walden Rhines, Silvaco’s Chief Executive Officer. “We won our second AI/ML FTCO™ customer during the quarter, saw a meaningful uptick in the IP business and we are executing our cost down strategy faster than anticipated. As a result, fourth-quarter 2025 results were ahead of expectations, and we see continued strength to start 2026. Looking forward, we remain firmly committed to our prioritized growth drivers and financial and operational discipline as we continue to deliver predictable, profitable growth.”

Chris Zegarelli, Silvaco’s Chief Financial Officer, added, “Our cost reduction strategies are progressing faster than expected. As a result, we saw stronger gross margins and healthier operating profit in the fourth quarter of 2025. Looking forward, and excluding non-recurring settlement and severance payments, we expect our operating cash burn to fall dramatically in Q1. From there, we see a path to non-GAAP operating profitability and positive operating cash flow during the year. We are pleased with our progress and look forward to driving to profitability as the year progresses.”

Fourth Quarter 2025 and Recent Business Highlights

•TCAD bookings up 70% sequentially to $9.2 million driven by second FTCO customer secured in Asia, accelerating adoption of Silvaco’s AI/ML FTCO™ process development solution.
•Almost 3x sequential growth in SIP revenue to a record of $5.1 million driven by the first full quarter of Mixel revenue post acquisition. SIP revenue in the fourth quarter exceeded SIP revenue for the full year 2024.
•Taped out N2 PHY, expanding addressable market for MIPI solutions.
•Largest market segments driving quarterly bookings include display, power, foundry and automotive.
•Acquired 13 new customers across key markets including AI infrastructure (Power, Memory, Foundry) and Automotive accounting for 23% of bookings in the quarter. We also expanded opportunities with existing customers, accounting for 53% of gross bookings.

Full Year 2025 Business Highlights

•Closed acquisitions of Cadence’s PPC product line, Tech-X Corporation and Mixel Group, Inc.
•Settled dispute with the former shareholders of Nangate, Inc.
•SIP revenues grew to $9.7 million, up 98% from 2024; SIP bookings up more than 3x from 2024 to $10.4 million.
•Leadership Update: New additions to the Executive team, including CEO Walden “Wally” Rhines and CFO Chris Zegarelli.
•Company-wide cost reduction program initiated, currently expected to reduce annualized gross non-GAAP operating expenses by $20 million. $14 million in annualized reductions executed by the end of 2025.
•Acquired 37 new customers across key markets including AI infrastructure (Power, Memory, Foundry), Automotive, Display and Photonics accounting for 19% of bookings for the year. We also expanded opportunities with existing customers, accounting for 54% of gross bookings.

Fourth Quarter 2025 Financial Results

GAAP Financial Results:

•Revenue of $18.3 million, up 2% year-over-year. .
◦TCAD revenue of $8.8 million, down 31% year-over-year.
◦EDA revenue of $4.4 million, up 4% year-over-year.
◦SIP revenue of $5.1 million, up 483% year-over-year.
•GAAP gross margin of 83%, down 310 basis points year-over-year.
•GAAP operating loss of $6.8 million, compared to $2.4 million operating income in Q4 2024.
•GAAP net loss of $7.2 million, compared to $4.2 million net income in Q4 2024.
•GAAP basic and diluted net loss per share of $0.24, compared to basic and diluted net income per share of $0.14 in Q4 2024.
•As of Q4 end, cash, cash equivalents, short term marketable securities and restricted cash totaled $18.3 million.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $18.3 million, down 10% year-over-year.
•Non-GAAP gross margin of 86%, down 237 basis points year-over-year.
•Non-GAAP operating loss of $1.1 million, compared to $2.9 million operating income in Q4 2024.
•Non-GAAP net loss of $0.8 million, compared to $4.0 million net income in Q4 2024.
•Non-GAAP basic and diluted net loss per share of $0.03, compared to basic and diluted net income per share of $0.14 in Q4 2024.

Full Year 2025 Financial Results

GAAP Financial Results:

•Revenue of $63.1 million up 6% year-over-year.
◦TCAD revenue of $30.0 million, down 25% year-over-year.
◦EDA revenue of $23.4 million, up 60% year-over-year.
◦SIP revenue of $9.7 million, up 98% year-over-year.
•GAAP gross margin of 78%, down 154 basis points year-over-year.
•GAAP operating loss of $45.9 million, compared to $40.3 million operating loss in FY 2024.
•GAAP net loss of $41.2 million, compared to $39.4 million net loss in FY 2024.
•GAAP basic and diluted net loss per share of $1.39, compared to basic and diluted net loss per share of $1.53 in FY 2024.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $67.7 million, up 3% year-over-year.
•Non-GAAP gross margin of 81%, down 432 basis points year-over-year.
•Non-GAAP operating loss of $12.4 million, compared to $4.8 million operating income in FY 2024.
•Non-GAAP net loss of $11.1 million, compared to a $5.5 million net income in FY 2024.
•Non-GAAP basic and diluted net loss per share of $0.37, compared to basic and diluted net income per share of $0.22 in FY 2024.

For a discussion of the non-GAAP metrics presented in this press release, as well as a reconciliation of non-GAAP metrics to the nearest comparable GAAP metric, see “Discussion of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Supplementary materials to this press release, including fourth quarter 2025 financial results, can be found at
https://investors.silvaco.com/financial-information/quarterly-results.

First Quarter and Full Year 2026 Financial Outlook

As of March 12, 2026, Silvaco is providing guidance for its first quarter of 2026, which represents Silvaco’s current estimates on its operations and financial results. The financial information below represents forward-looking financial information and in some instances forward-looking, non-GAAP financial information, including estimates of Bookings, non-GAAP gross margin and non-GAAP operating expenses. GAAP gross margin is the most comparable GAAP measure to non-GAAP gross margin and GAAP operating expenses are the most comparable GAAP measures to non-GAAP operating expenses. Non-GAAP gross margin differs from GAAP gross margin in that it excludes items such as stock-based compensation expense, IPO related costs, and acquisition related costs. Non-GAAP operating expenses differ from GAAP operating expenses in that they exclude items such as acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, IPO related costs, and restructuring and other related costs. Silvaco is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Silvaco has not provided guidance for GAAP gross margin or GAAP operating expenses or a reconciliation of the forward-looking non-GAAP gross margin or non-GAAP operating expenses to GAAP gross margin or GAAP operating expenses, respectively. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Based on current business trends and conditions, the Company expects for first quarter 2026 the following:

•Bookings in the range of $15 million to $19 million.
•Revenue in the range of $15 million to $19 million.
•Non-GAAP gross margin of around 85%.
•Non-GAAP operating expenses in the range of $14.5 million to $16.5 million.

Fourth Quarter 2025 Conference Call Details

A press release highlighting the Company's results along with supplemental financial results will be available at https://investors.silvaco.com/. An archived replay of the conference call will be available on this website for a limited time after the call. Participants who want to join the call and ask a question may register for the call here to receive the dial-in numbers and unique PIN.

Date: Thursday, March 12, 2026
Time: 5:00 p.m. Eastern time
Webcast: Here (live and replay)

About Silvaco

Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Egypt, Brazil, China, Japan, Korea, Singapore, Vietnam, and Taiwan.

Safe Harbor Statement

This press release contains forward-looking statements based on Silvaco's current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silvaco are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silvaco and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position, and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products, and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities, and plans, and macroeconomic trends.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: (a) market conditions; (b) anticipated trends, challenges and growth in our business and the markets in which we operate; (c) our ability to appropriately respond to changing technologies on a timely and cost-effective basis; (d) the size and growth potential of the markets for our software solutions, and our ability to serve those markets; (e) our expectations regarding competition in our existing and new markets; (f) the level of demand in our customers’ end markets; (g) regulatory developments in the United States and foreign countries; (h) changes in trade policies, including the imposition of tariffs; (i) proposed new software solutions, services or developments; (j) our ability to attract and retain key management personnel; (k) our customer relationships and our ability to retain and expand our customer relationships; (l) our ability to diversify our customer base and develop relationships in new markets; (m) the strategies, prospects, plans, expectations, and objectives of management for future operations; (n) public health crises, pandemics, and epidemics and their effects on our business and our customers’ businesses; (o) the impact of the current conflicts between Ukraine and Russia and Israel and Hamas and the ongoing trade disputes among the United States and China on our business, financial condition or prospects, including extreme volatility in the global capital markets making debt or equity financing more difficult to obtain, more costly or more dilutive, delays and disruptions of the global supply chains and the business activities of our suppliers, distributors, customers and other business partners; (p) changes in general economic or business conditions or economic or demographic trends in the United States and foreign countries including changes in tariffs, interest rates and inflation; (q) our ability to raise additional capital; (r) our ability to accurately forecast demand for our software solutions; (s) our ability to successfully retain key personnel, integrate and realize the benefits of acquisitions; (t) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act; (u) our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our technology; (v) our status as a controlled company; and (w) our use of the net proceeds from our initial public offering.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Additional information relating to the uncertainty affecting Silvaco’s business is contained in Silvaco’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Silvaco’s website at http://investors.silvaco.com/. These forward-looking statements represent Silvaco’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Silvaco disclaims any obligation to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Discussion of Non-GAAP Financial Measures and Other Key Business Metrics

We use certain non-GAAP financial measures and key business metrics to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP basic and diluted net income (loss) per share. Key business metrics include bookings. We use these non-GAAP financial measures and key business metrics for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.

We define non-GAAP gross profit as our GAAP gross profit adjusted to exclude certain costs, including stock-based compensation expense, IPO related costs, and acquisition related costs. We define non-GAAP operating income (loss), as our GAAP operating income (loss) adjusted to exclude certain costs, including IPO related costs, acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, and restructuring and other related costs. We define non-GAAP net income (loss) as our GAAP net income (loss) adjusted to exclude certain costs, including IPO related costs, acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, loss on debt extinguishment, and the income tax effect on non-GAAP items. Our non-GAAP basic and diluted net income (loss) per share is calculated in the same way as our non-GAAP net income (loss), but on a per share basis. We monitor non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share as non-GAAP financial measures to supplement the financial information we present in accordance with GAAP to provide investors with additional information regarding our financial results.

Certain items are excluded from our non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share because these items are non-cash in nature or are not indicative of our core operating performance and render comparisons with prior periods and competitors less meaningful. We adjust GAAP gross profit, GAAP operating income (loss), GAAP net income (loss), and GAAP basic and diluted net income (loss) per share for these items to arrive at non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP basic and diluted net income (loss) per share because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structure and the method by which the assets were acquired. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share provide meaningful supplemental information regarding our performance.

We believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze our financial performance and the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

We define a booking as a signed contract and related purchase commitment from a customer, based on the value set forth in a purchase order. We believe bookings are a useful metric to measure whether we are successful in our sales efforts with new and existing customers and provide an indication of trends in our operating results that are not necessarily reflected in our revenue. Reported bookings may be subject to adjustments and potential cancellations prior to the satisfaction of our customer obligations.

SILVACO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share and par value amounts)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$9,008	$19,606
Accounts receivable, net	9,710	9,211
Short-term marketable securities	1,018	63,071
Contract assets, net	13,362	11,932
Prepaid expenses and other current assets	4,728	3,460
Restricted Cash	8,250	—
Total current assets	46,076	107,280
Non-current assets:
Non-current marketable securities	—	4,785
Property and equipment, net	1,525	865
Operating lease right-of-use assets, net	3,114	1,711
Intangible assets, net	26,027	4,369
Goodwill	30,070	9,026
Non-current portion of contract assets, net	14,272	12,611
Other assets	1,558	1,698
Total non-current assets	76,566	35,065
Total assets	$122,642	$142,345

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,483	$3,316
Accrued expenses and other current liabilities	19,397	19,801
Accrued income taxes	2,486	1,668
Operating lease liabilities, current	1,121	744
Deferred revenue, current	10,751	7,497
Vendor financing obligations, current	1,165	1,462
Total current liabilities	38,403	34,488
Non-current liabilities:
Deferred revenue, non-current	5,157	3,593
Operating lease liabilities, non-current	1,961	946
Vendor financing obligations, non-current	2,038	2,928
Other non-current liabilities	94	307
Total liabilities	47,653	42,262
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	146,136	130,360
Accumulated deficit	(69,218)	(28,012)
Accumulated other comprehensive loss	(1,932)	(2,268)
Total stockholders' equity	74,989	100,083
Total liabilities and stockholders' equity	$122,642	$142,345

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except share and par value amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	1905	1905	1905	1905
Revenue:
Software license revenue	$11,902	$13,870	$42,885	$43,991
Maintenance and service	6,350	3,989	20,179	15,689
Total revenue	18,252	17,859	63,064	59,680
Cost of revenue	3,041	2,422	13,694	12,042
Gross profit	15,211	15,437	49,370	47,638
Operating expenses:
Research and development	10,412	5,283	29,858	20,740
Selling and marketing	4,611	3,983	18,310	18,300
General and administrative	6,966	7,529	34,028	37,571
Litigation settlement	—	(3,782)	13,069	11,306
Total operating expenses	21,989	13,013	95,265	87,917
Operating (loss) income	(6,778)	2,424	(45,895)	(40,279)
Loss on debt extinguishment	—	—	—	(718)
Interest income	117	1,077	1,947	2,976
Interest expense and other income (expense), net	(45)	(67)	(697)	(899)
(Loss) income before income tax provision	(6,706)	3,434	(44,645)	(38,920)
Income tax provision	519	(723)	(3,439)	484
Net loss	$(7,225)	$4,157	$(41,206)	$(39,404)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.24)	$0.14	$(1.39)	$(1.53)
Diluted	$(0.24)	$0.14	$(1.39)	$(1.53)
Weighted average shares used in computing per share amounts:
Basic and diluted	30,717,270	28,734,082	29,741,263	25,672,845
Diluted	30,717,270	28,849,041	29,741,263	25,672,845

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(41,206)	$(39,404)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,470	1,285
Stock-based compensation expense	10,813	26,915
Loss on fixed asset disposal	38	—
Provision for estimated credit losses	(80)	351
Accretion of discount on marketable securities, net	(490)	(1,685)
Litigation settlement	13,069	11,306
Loss on debt extinguishment	—	718
Change in fair value of contingent consideration	94	(27)
Changes in operating assets and liabilities:
Accounts receivable	2,288	(5,971)
Contract assets	(2,667)	(10,293)
Prepaid expenses and other current assets	(164)	(790)
Other assets	1,281	57
Accounts payable	(781)	1,326
Accrued expenses and other current liabilities	(27,626)	(2,160)
Related party funding of litigation settlement	8,125	—
Accrued income taxes	817	74
Deferred revenue	1,508	(1,585)
Other non-current liabilities	(2,395)	109
Net cash used in operating activities	(33,906)	(19,774)
Cash flows from investing activities:
Purchase of marketable securities	—	(99,630)
Sales of marketable securities	32,288	—
Maturities of marketable securities	34,900	33,600
Proceeds from fixed asset disposal	32	—
Purchases of property and equipment	(618)	(505)
Acquisition of businesses	(32,879)	—
Net cash provided by (used in) investing activities	33,723	(66,535)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting fees	—	106,020
Proceeds from issuance of convertible note, net of debt issuance costs	—	4,852
Proceeds from loan facility	—	4,250
Repayment of loan facility	—	(4,250)
Repayment of related party line of credit	—	(2,000)
Proceeds from issuance of common stock for share-based awards	899	315
Payment of payroll taxes related to shares withheld from employees	(1,808)	(4,575)
Deferred transaction costs	—	(2,649)
Contingent consideration	(46)	(74)
Payments of vendor financing obligation	(1,259)	(588)
Net cash (used in) provided by financing activities	(2,214)	101,301
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	49	193
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,348)	15,185
Cash, cash equivalents and restricted cash, beginning of period	19,606	4,421
Cash, cash equivalents and restricted cash, end of period	$17,258	$19,606

SILVACO GROUP, INC.
Revenue
(Unaudited)
	2024					2025
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Revenue by Region:
Americas	27%	51%	31%	40%	38%	20%	36%	55%	35%	38%
APAC	62%	41%	58%	52%	53%	66%	57%	40%	57%	54%
EMEA	11%	8%	11%	8%	9%	14%	7%	5%	8%	8%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Product Line:
TCAD	66%	69%	59%	71%	68%	56%	56%	35%	48%	48%
EDA	30%	20%	24%	24%	24%	36%	29%	56%	24%	37%
SIP	4%	11%	17%	5%	8%	8%	15%	9%	28%	15%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Item Category:
Software license revenue	77%	74%	62%	78%	74%	71%	60%	74%	65%	68%
Maintenance and service	23%	26%	38%	22%	26%	29%	40%	26%	35%	32%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Country:
United States	26%	50%	30%	39%	37%	20%	30%	55%	34%	37%
China	11%	17%	25%	23%	18%	14%	28%	16%	22%	20%
Other	63%	33%	45%	38%	45%	66%	42%	29%	44%	43%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

SILVACO GROUP, INC.
GAAP to Non-GAAP Reconciliation*
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Twelve Months Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
GAAP Gross profit	$15,211	$15,437	$49,370	$47,638
Add: Stock-based compensation expense	253	194	1,213	2,974
Add: IPO related costs	—	80	—	80
Add: Acquisition related costs	159	—	258	—
Non-GAAP Gross profit	$15,623	$15,711	$50,841	$50,692
GAAP Operating (loss) income	$(6,778)	$2,424	$(45,895)	$(40,279)
Add: Stock-based compensation expense	2,057	2,527	9,073	26,915
Add (Less): Acquisition related costs	1,126	(3,259)	18,931	15,935
Add: Restructuring, executive severance and other related costs	1,679	415	3,425	415
Add: IPO related costs	—	725	—	1,598
Add: Amortization of acquired intangible assets	859	43	2,075	206
Non-GAAP Operating (loss) income	$(1,057)	$2,875	$(12,391)	$4,790
GAAP Net (loss) income	$(7,225)	$4,157	$(41,206)	$(39,404)
Add: Stock-based compensation expense	2,057	2,527	9,073	26,915
Add (Less): Acquisition related costs	1,254	(3,268)	19,156	15,908
Add: Restructuring, executive severance and other related costs	1,679	415	3,425	415
Add: IPO related costs	—	725	—	1,598
Add: Loss on debt extinguishment	—	—	—	718
Add: Amortization of acquired intangible assets	859	43	2,075	206
Add (Less): Income tax effect of non-GAAP adjustment	541	(566)	(3,629)	(831)
Non-GAAP Net (loss) income	$(835)	$4,033	$(11,106)	$5,525
GAAP Net (loss) income per share:
Basic	$(0.24)	$0.14	$(1.39)	$(1.53)
Diluted	$(0.24)	$0.14	$(1.39)	$(1.53)
Non-GAAP Net (loss) income per share:
Basic	$(0.03)	$0.14	$(0.37)	$0.22
Diluted	$(0.03)	$0.14	$(0.37)	$0.22
Weighted average shares used in GAAP and non-GAAP net income (loss) per share:
Basic	30,717,270	28,734,082	29,741,263	25,672,845
Diluted	30,717,270	28,849,041	29,741,263	26,841,901
*Effective for the fiscal year ended December 31, 2025, the Company updated certain aspects of its non-GAAP financial measures to improve consistency, transparency and comparability across periods. These changes have been applied retrospectively to all periods presented.

Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Tiffany Behany
press@silvaco.com